PRICING SUPPLEMENT NO. 153                                      Rule 424(b)(3)
DATED: August 19, 1998                                      File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)


                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:  $15,000,000   Floating Rate Notes [x]  Book Entry Notes [x]

Original Issue Date:             Fixed Rate Notes [_]     Certificated Notes [_]
August 24, 1998


Maturity Date:                   CUSIP#: 073928 ER 0
August 24, 1999

Option to Extend Maturity:       No  [x]

                                 Yes [_]   Final Maturity Date:



                                                 Optional              Optional
                         Redemption              Repayment             Repayment
Redeemable On            Price(s)                Date(s)               Price(s)
-------------            --------                -------               --------

N/A                      N/A                     N/A                   N/A


Applicable Only to Fixed Rate Notes:
------------------------------------

Interest Rate:


Applicable Only to Floating Rate Notes:
---------------------------------------

Interest Rate Basis:                      Maximum Interest Rate: N/A

[_]       Commercial Paper Rate           Minimum Interest Rate: N/A

[_]       Federal Funds Rate              Interest Reset Date(s): *

[_]       Treasury Rate                   Interest Reset Period: Three Months

[_]       LIBOR Reuters                   Interest Payment Date(s): **

[x]       LIBOR Telerate

[_]       Prime Rate                      Interest Payment Period: Quarterly


[_]       CMT Rate


Initial Interest Rate: ***


 Index Maturity:  Three Months

 Spread (plus or minus): -0.06%
-----------------------------------

*     On the 24th of each November, February, May and August.

**    On the 24th of each November, February, May and August.

***   The three-month LIBOR rate on August 20, 1998 minus 6 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.




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